UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008

WIFIMED HOLDINGS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 River Edge Parkway, Suite GL 100A
Atlanta, GA	30328

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 770-919-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

ITEM 8.01 - Other Events

               On February 14, 2008, the Company's Board of Directors unanimously approved a six-month consulting agreement between the Company and Daniel Thomas, CPA, CFE. Under this agreement, Mr. Thomas will serve as a consultant to the Company's Acting CFO, Gregory Vacca. In exchange for his services, Mr. Thomas will receive cash fees of $5,000 per month, plus a grant of 100,000 shares of our common stock. The grant of shares has not yet been made. The parties have agreed that, beginning April 1, 2008, Mr. Thomas will become the Company's Acting CFO.

               Mr. Thomas has over 30 years of public accounting experience. He began his accounting career with Price Waterhouse and then moved to KPMG. Mr. Thomas has also served as a Partner with Moss Adams and most recently was a Partner with Corbin & Wertz. Mr. Thomas has held the positions of CFO, Vice President of Finance, and COO for a variety of privately held companies. His business consulting experience includes part-time CFO services, fraud prevention and investigation, acquisition consulting, transaction due diligence, internal control review and systems implementation.

               From June 5, 2006 to the present, Mr. Thomas has served as an independent member of the Board of Directors of The A Consulting Team, Inc. ("TACT"). From July 11, 2006 to the present, Mr. Thomas has served on TACT's Audit Committee. In addition, Mr. Thomas currently serves as a consultant to that certain specialty pharmacy service company with which the Company has entered into a non-binding letter of intent, as disclosed on the Current Report on Form 8-K, filed with the Commission on January 29, 2008. Mr. Thomas' involvement with the specialty pharmacy is continuing.

               Mr. Thomas is a Certified Public Accountant in the State of California and he is also a Certified Fraud Examiner. He holds a Bachelor of Science Degree in Accounting from California State Polytechnic University, Pomona (summa cum laude). He was inducted into the University's Hall of Fame in 1992.

               Mr. Thomas is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the National Association of Certified Fraud Examiners. Thomas is the immediate Past President of the Orange County Chapter of the Association of Certified Fraud Examiners and he has also served on the Board of Directors for the Orange County Head Start program.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21, 2008

WiFiMed Holdings Company, Inc.

Registrant

By:	/s/ Gregory D. Vacca

President and CEO